                     CONSENT NUMBER 5 AND FIRST AMENDMENT

                  CONSENT NUMBER 5 AND FIRST AMENDMENT, dated as of November 11, 1996 (this "Amendment"), to the Credit Agreement, dated as of June 29, 1994 (the "Credit Agreement"), among Mafco Worldwide Corporation (the "Company"), the financial institutions from time to time parties thereto (the "Banks") and The Chase Manhattan Bank (as successor by merger to The Chase Manhattan Bank, N.A.), as agent (in such capacity, the "Agent").

                             W I T N E S S E T H:

                  WHEREAS, the Company is a party to the Credit
Agreement;

                  WHEREAS, pursuant to the Stock and VSR Purchase
Agreement, dated as of October 23, 1996 (the "Purchase
Agreement"), among Mafco Consolidated Group Inc. ("MCG"),
Power Control Technologies, Inc. and PCT International
Holdings, Inc. ("PCTI"), MCG has agreed to sell all of the issued and outstanding capital stock of Flavors
Holdings Inc. ("FHI") to PCTI (the "FHI Sale");

                  WHEREAS, promptly following such sale, (a) the capital stock of Pneumo Abex Corporation ("Pneumo") shall be contributed to the Company (the "Capital Contribution") and (b) Pneumo shall be merged with and into the Company, with Pneumo being the surviving corporation of such merger (the "Merger");

                  WHEREAS, in connection with the FHI Sale, the Capital Contribution and the Pneumo Merger, the Company will enter into certain other transactions, as more fully described herein (together with the FHI Sale, the Capital Contribution and the Pneumo Merger, the "Transaction");

                  WHEREAS, in order to permit the consummation of the Transaction, the Company has requested that the Agent and the Banks amend certain provisions of the Credit Agreement, as more fully described herein;

                  WHEREAS, the Agent and the Banks are willing to consent to such amendments only upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company, the Banks and the Agent hereby agree as follows:

                  1. Definitions. All terms defined in the Credit Agreement shall have such defined meanings when used herein unless otherwise defined herein.

                  2. Consent to Changes in Tax Allocation Arrangements. (a) The Agent and the Banks hereby consent that the existing Tax Allocation Agreement may be terminated and waive compliance with the provisions of
Section 8.17 of the Credit Agreement to the extent and only to the extent necessary to permit such termination; provided that (i) the rights and obligations of the Company and the other parties to the Tax Allocation Agreement with respect to the matters covered by the Tax Allocation Agreement shall be as set forth in Section 4.11 of the Purchase Agreement, (ii) the Company and PCT shall enter into new tax allocation agreement substantially similar to the existing Tax Allocation Agreement (together with the tax allocation provisions of the Purchase Agreement, the "Substitute Agreement") and (iii) PCT shall execute a new tax allocation subordination agreement substantially similar to the existing Tax Allocation Subordination Agreement (the "Substitute Subordination Agreement").

                  (b) From and after the effectiveness of this Amendment and the Closing under the Purchase Agreement, the terms "Tax Allocation Agreement" and "Tax Allocation Subordination Agreement" contained in the Credit Documents shall mean the Substitute Agreement and the Substitute Allocation Agreement, respectively. In addition, references in the Credit Documents to concepts in the "Tax Allocation Agreement" shall be deemed to refer to the comparable concepts in the Substitute Agreement.

                  3. Consent to Payment of Dividend. The Agent and the Banks hereby consent to the making of a Dividend Payment by the Company to the Parent Guarantor in an aggregate amount not to exceed $5,400,000 and waive the provisions of Section 8.09(a) of the Credit Agreement to the extent and only to the extent necessary to permit the making of such Dividend Payment; provided that no Default or Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to the making of such Dividend Payment.

                  4. Consent to Merger. The Agent and the Banks hereby consent to the consummation of the Merger and waive the provisions of Sections 8.05 and 8.13 of the Credit Agreement to the extent and only to the extent necessary to permit the consummation of the Merger; provided that (a) no Default or Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to consummation of the Merger,
(b) Pneumo (as the surviving corporation of the Merger) executes and delivers to the Agent a written assumption of the obligations of the Company under the Credit Agreement and other Basic Documents, which assumption shall be in form and substance reasonably acceptable to the Agent, (c) the Parent Guarantor shall deliver to the Agent the certificate evidencing the capital stock of Pneumo into which the capital stock of the Company was converted in connection with the Merger in exchange for the certificates representing the stock of the Company and (d) immediately after giving effect to the Merger, the Agent shall hold a first-priority, perfected security interest in substantially all assets of Pneumo and its Subsidiaries (other than permitted Liens).

                  5. Amendment to Section 1.01. The definition of the term "Total Debt" in Section 1.01 of the Credit Agreement is hereby amended by deleting said definition in its entirety and by substituting therefor the following:

                  'Total Debt' shall mean, as at any date, the sum, for any Person, of all Indebtedness of such Person of the types described in clauses (a), (b), (d) and (e) of the definition of the term "Indebtedness" in this Section 1.01; provided, that Total Debt of the Company shall not include Indebtedness under the Reimbursement Agreement, dated as of February 5, 1996, among the Company, The Chase Manhattan Bank (as successor by merger to The Chase Manhattan Bank, N.A.) and Mafco Consolidated Group Inc., as Guarantor."

                  6. Agreement to Section 2.03. Section 2.03 of the Credit Agreement hereby is amended by deleting the amount "$15,000,000" appearing in the fourteenth line thereof, and substituting in lieu thereof the amount "$18,000,000."


                                       3

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                  7. Amendment to Section 8.09(d)(i). Section 8.09(d)(i) of
the Credit Agreement hereby is amended by deleting said Section 8.09(d)(i) in its entirety and by substituting therefor the following:

                  (i) in addition to the Dividend made as permitted by paragraph 3 of the Consent No. 5 and First Amendment to the Credit Agreement, the Company may, so long as no Default shall have occurred and be continuing or would result therefrom, make Dividend Payments in an aggregate amount not to exceed, at any date, the amount of Restricted Payments (as defined in the Subordinated Debt Indenture) which would be permitted on such date under the Subordinated Debt Indenture in accordance with the calculation described in Section 1009 thereof (as in effect on November 1, 1996 and as further amended, supplemented or otherwise modified from time to time with the written consent of the Majority Banks); provided that all references contained in said Section 1009 to "July 1, 1992" or "the date of this Indenture" shall be deemed to be references to October 1, 1996.

                  8. Consent to Existing Pneumo Arrangements. The Agent and the Banks hereby consent to the Indebtedness and Liens under, and the provisions contained in, (i) the Reimbursement Agreement, dated as of February 5, 1996, among Pneumo, The Chase Manhattan Bank (as successor by merger to The Chase Manhattan Bank, N.A.), and Mafco Consolidated Group Inc., as Guarantor, and (ii) the Letter of Credit Reimbursement and Cash Collateral Agreement, dated as of April 15, 1996, between Pneumo and The Chase Manhattan Bank (as successor by merger to The Chase Manhattan Bank, N.A.). The Agent and the Banks hereby consent to the cash deposit by Pneumo of approximately $2,100,000 to secure its obligations for deductibles under workers' compensation insurance policies.

                  9. Conditions to Effectiveness. This Amend- ment shall become effective on and as of the date that the Agent shall have received counterparts of this Amendment, duly executed by the Company and the Majority Banks.

                  10. Representations and Warranties. The Company, as of the date hereof and after giving effect to the consents and waivers contained herein, hereby con-

                                       4

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firms, reaffirms and restates the representations and warranties made by it in
Section 7 of the Credit Agreement and otherwise in the Credit Documents to which it is a party; provided that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment.

                  11. Reference to and Effect on the Credit Documents; Limited Effect. On and after the date hereof and the satisfaction of the conditions contained in Section 9 of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby. From and after the date that this Amendment has become effective and the Transactions have been consummated, references in the Credit Agreement to the "Company" shall be deemed to be references to Pneumo (as the surviving corporation in the Merger). The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Agent under any of the Credit Documents, nor constitute a waiver or amendment of any provisions of any Credit Documents. Except as expressly modified herein, all of the provisions and covenants of the Credit Agreement and the other Credit Documents are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

                  12. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission shall be effective as for all purposes hereof.

                  13. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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




                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                            MAFCO WORLDWIDE CORPORATION


                                            By:  /s/ Glenn P. Dickes
                                               --------------------------------
                                               Name:   Glenn P. Dickes
                                               Title:  Vice President

                                            THE CHASE MANHATTAN BANK, N.A.,
                                            as Agent and as a Bank


                                            By:  /s/ Neil R. Boylan
                                               --------------------------------
                                               Name:   Neil R. Boylan
                                               Title:  Vice President

                                            THE FIRST NATIONAL BANK OF BOS-
                                            TON


                                            By:  /s/ Andrew A. Doherty
                                               --------------------------------
                                               Name:   Andrew A. Doherty
                                               Title:  Vice President

                                            MERRILL LYNCH SENIOR FLOATING
                                            RATE FUND, INC.


                                            By:  /s/ Anthony R. Clemente
                                               --------------------------------
                                               Name:   Anthony R. Clemente
                                               Title:  Authorized Signatory

                                            BANQUE FRANCAISE DU COMMERCE
                                            EXTERIEUR


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                            GENERAL ELECTRIC CAPITAL CORPO-
                                            RATION

                                            By:
                                               --------------------------------
                                               Name:
                                               Title:




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